TEXT OF CLASS B WARRANT CERTIFICATE

             Void After 5:00 P.M., New York Time, On March 31, 2005
                             (the "Expiration Date")
                   Class B Warrant to Purchase Common Stock of

                           CAREERENGINE NETWORK, INC.
                            (A Delaware corporation)

No. WB                                      This Certificate Represents
--------------------
                                            ---------------------------
                                            "B" Warrants

                                      CUSIP No.
                                             ----------------------------------


This Is To Certify That, FOR VALUE RECEIVED, __________________________________
or registered assigns ("Holder") is entitled to purchase, subject to the provisions of this Warrant and the provisions of the Warrant Agent Agreement between the Company and Registrar and Transfer Company, from Careerengine Network, Inc., a Delaware corporation ("Company") at any time from the date hereof and not later than 5:00 P.M., New York Time on March 31, 2005 at a purchase price of $6.00 per share as hereinafter adjusted (the "Exercise Price"), shares of common stock $.10 par value, of the Company ("Common Stock") on the basis of every Warrant entitling the Holder thereof to purchase one share of Common Stock. The number of shares of Common Stock to be received upon the exercise of this Warrant and the Exercise Price may be adjusted from time to time as hereinafter set forth and as set forth in the Warrant Agent Agreement.

1.       Separation and Manner of Exercise.
         ---------------------------------

These Warrants are not separable from the Units (the "Units") of which they are a part, and may not be transferred separately until six months from the effective date of the registration statement in which these warrants were registered unless the Company and the underwriter agree that the Warrants can be separated and traded separately on an earlier date. Each Unit consists of (i) one 12% Convertible Subordinated Debenture (collectively the "Debentures") in the principal amount of $1,000;
(ii) 250 A Redeemable Warrants; and (iii) 250 Class B Redeemable Warrants. The Warrants represented by this Warrant Certificate may be exercised in whole or in part by surrender of this Warrant Certificate, with the form of subscription at the end hereof duly executed by the Holder, to the Company at its principal office, or at the office of its stock transfer agent, accompanied by payment in full in cash or by certified or official bank check to the order of the Company of the Exercise Price of the shares to be purchased. As soon as practicable, but in no event more than 15 days after the Holder has given the aforesaid written notice and made the aforesaid payment, the Company shall, without charging stock issue or transfer taxes to the Holder, issue or cause to be issued the number of shares of duly authorized Common Stock issuable upon such exercise, which shall be duly issued, fully paid and non-assessable, and shall deliver to the Holder a certificate or certificates therefor, registered in the Holder's name. In the event of a partial exercise of this Warrant Certificate, the Company shall also issue and deliver to the Holder a new Warrant Certificate of like tenor, in the name of the Holder, for the exercise of the number of Shares for which such Warrant Certificate may still be exercised.

2.       Holder Not Deemed Stockholder.
         -----------------------------

The Holder shall not, as holder of the Warrants, be entitled to vote or to receive dividends, except as may be provided in Section 3 below, or be deemed the holder of Common Stock that may at any time be issuable upon exercise of the Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Holder, as holder of the Warrants, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until the Holder shall have exercised the Warrants and been issued shares of Common Stock in accordance with the provisions hereof.

3.       Warrant Adjustments.
         -------------------

The Exercise Price and the number of shares purchasable upon exercise of the Warrants shall be subject to adjustment with respect to events after the date hereof as follows:

         (a) Adjustment for Change in Capital Stock. Except as provided in Paragraph 3 (k) below, if the Company shall (i) declare a dividend on its outstanding Common Stock in shares of its capital stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case the Exercise Price in effect immediately prior to such action shall be adjusted so that if the Warrants are thereafter exercised, the Holder may receive the number and kind of shares which he would have owned immediately following such action if he had exercised the Warrants immediately prior to such action. Such adjustment shall be made successively whenever such an event shall occur. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. If after an adjustment the Holder upon exercise of the Warrants may receive shares of two or more classes of capital stock of the Company, the Company's Board of Directors shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 3.

         (b) Subscription Offerings. In case the Company shall issue to all of its existing stockholders rights, options, or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion price per share, in the case of a security convertible into or exchangeable for Common Stock) less than the Current Market Price per share (as defined in Paragraph (d) below) on the record date for the determination of stockholders entitled to receive such rights, then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record or granting date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record or granting date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price and of which the denominator shall be the number of shares of Common Stock outstanding on such record or granting date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable). Such adjustment shall become effective at the close of business on such record date; provided, however, that, to the extent the shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) are not delivered, the Exercise Price shall be readjusted after the expiration of such rights, options, or warrants (but only to the extent that the Warrants are not exercised after such expiration), to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) actually issued. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Company's Board of Directors. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

         (c) Other Rights to Acquire Common Stock. In case the Company shall distribute to all holders of its Common stock evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of Maker) or rights or warrants to subscribe or purchase (excluding those referred to in Paragraph (b) above), then in each such case the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Current Market Price per share (as defined in Paragraph (d) below) of the Common Stock on the Record Date mentioned below less the then fair market value (as determined by the Board of Directors of the Company) of the portion of the assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and the denominator shall be the Current Market Price per share of the Common Stock. Such adjustment shall become effective immediately after the Record Date for the determination of shareholders entitled to receive such distribution.

         (d) Current Market Price. For the purpose of any computation under Paragraph (d) of this Section 3, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days commencing 45 trading days before such date. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or similar organization if NASDAQ is no longer reporting such information, or by the Pink Sheets LLC or similar organization if the Common Stock is not then quoted on an inter-dealer quotation system. If on any such date the Common Stock is not quoted by any such organization, the fair value of the Common Stock on such date, as determined by the Company's Board of Directors, shall be used.

         (e) Action to Permit Valid Issuance of Common Stock. Before taking any action which would cause an adjustment reducing the Exercise Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Exercise Price.

         (f) Minimum Adjustment. No adjustment in the Exercise Price shall be required if such adjustment is less than $0.05; provided, however, that any adjustments which by reason of this Paragraph (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything to the contrary notwithstanding, the Company shall be entitled to make such reductions in the conversion price, in addition to those required by this Paragraph 3 (f), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

         (g) Referral of Adjustment. In any case in which this Section 3 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, if the Warrants shall have been exercised after such record date the Company may elect to defer until the occurrence of such event issuing to the Holder the shares, if any, issuable upon such exercise over and above the shares, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

         (h) Number of Shares. Upon each adjustment of the Exercise Price as a result of the calculations made in Paragraphs (a) through (d) of this Section 3, the Warrants shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest thousandth) obtained by dividing (i) the product obtained by multiplying the number of shares purchasable upon exercise of the Warrants prior to adjustment of the number of shares by the Exercise Price in effect prior to adjustment of the Exercise Price by (ii) the Exercise Price in effect after such adjustment of the Exercise Price.

         (i) Transactions Not Requiring Adjustments. No adjustment need be made for a transaction referred to in Paragraphs (a) through (c) of this Section 3 if the Holder is permitted to participate in the transaction on a basis no less favorable than any other party and at a level which would preserve the Holder's percentage equity participation in the Common Stock upon exercise of the Warrants. No adjustment need be made for sales of Common Stock pursuant to a Company plan for reinvestment of dividends or interest, the granting of options and/or the exercise of options outstanding under any of the Company's currently existing stock option plans, the exercise of currently existing incentive stock options or incentive stock options which may be granted in the future, or the exercise of any other of the Company's currently outstanding options. No adjustment need be made for a change in the par value or no par value of the Common Stock. If the Warrants become exercisable solely into cash, no adjustment need be made thereafter. Interest will not accrue on the cash.

         (j) Notice of Adjustments. Whenever the Exercise Price is adjusted, the Company shall promptly mail to the Holder a notice of the adjustment together with a certificate from the Company's Chief Financial Officer briefly stating
(i) the facts requiring the adjustment, (ii) the adjusted conversion price and the manner of computing it; and (iii) the date on which such adjustment becomes effective. The certificate shall be prima facia evidence that the adjustment is correct, absent manifest error.

         (k) Reorganization of Company. If the Company and/or the holders of Common Stock are parties to a merger, consolidation or a transaction in which
(i) the Company transfers or leases substantially all of its assets; (ii) the Company reclassifies or changes its outstanding Common Stock; or (iii) the Common Stock is exchanged for securities, cash or other assets; the person who is the transferee or lessee of such assets or is obligated to deliver such securities, cash or other assets shall assume the terms of the Warrants. If the issuer of securities deliverable upon exercise of the Warrants is an affiliate of the surviving, transferee or lessee corporation, that issuer shall join in such assumption. The assumption agreement shall provide that the Holder may exercise the Warrants into the kind and amount of securities, cash or other assets which he would have owned immediately after the consolidation, merger, transfer, lease or exchange if he had exercised the Warrants immediately before the effective date of the transaction. The assumption agreement shall provide for adjustments that shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 3. The successor company shall mail to the Holder a notice briefly describing the assumption agreement. If this Paragraph applies, Paragraph 3 (a) above does not apply.

         (l) Voluntary Reduction. The Company from time to time may reduce the Exercise Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period. Whenever the Exercise Price is reduced, the Company shall mail to the Holder a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced Exercise Price takes effect. The notice shall state the reduced Exercise Price and the period it will be in effect. A reduction of the Exercise Price does not change or adjust the Exercise Price otherwise in effect for purposes of Paragraphs 3 (a) through (c) above.

         (m) Dissolution, Liquidation. In the event of the dissolution or total liquidation of the Company, then after the effective date thereof, the Warrants and all rights thereunder shall expire.

         (n) Notices. If (i) the Company takes any action that would require an adjustment in the Exercise Price pursuant to this Section 3; or (ii) there is a liquidation or dissolution of the Company, the Company shall mail to the Holder a notice stating the proposed record date for a distribution or effective date of a reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

         (o) Determination by Company Conclusive. Any determination that the Company or its Board of Directors must make pursuant to this Section 3 shall be conclusive, absent manifest error.

4.       Fractional Shares.
         -----------------

If the number of Warrant Shares purchasable upon the exercise of the Warrants is adjusted pursuant to Section 3 hereof, the Company shall nevertheless not be required to issue fractions of shares upon exercise of the Warrants or otherwise, or to distribute certificates that evidence fractional shares. Instead the Company will round any fractional share to the nearest share so that if the fraction is less than 0.5 no share shall be issued and if the fraction is
0.5 or higher the Company shall issue one full share

5.       Redemption.
         ----------

         (a) Company's Right to Redeem Warrants. On not less than thirty (30) days notice, the Warrants may be redeemed, at the option of the Company, at a redemption price of $0.001 per Warrant (the "Redemption Price"), provided that the reported closing price of the Common Stock equals or exceeds 150% of the then Exercise Price for a period of 20 consecutive trading days ending three trading days prior to the notice of redemption. For the purpose of this Section 5, the closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or similar organization if NASDAQ is no longer reporting such information, or by the Pink Sheets LLC or similar organization if the Common Stock is not then quoted on an inter-dealer quotation system. All unexercised Warrants in the Series of Warrants must be redeemed if any Warrants are redeemed.

         (b) Method of Redemption. In case the Company shall desire to exercise its right to redeem the Warrants, it shall mail a notice of redemption to the Holder, first class, postage prepaid, not later than the 30th day before the date fixed for redemption, at his last address as shall appear in the records of the Company. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Holder receives such notice.

         (c) Notice of Redemption. The notice of redemption shall specify (i) the Redemption Price; (ii) the date fixed for redemption; (iii) the place where the Warrant Certificates shall be delivered and the Redemption Price paid; and
(iv) that the right to exercise the Warrant shall terminate at 5:00 PM (New York time) on the business day immediately preceding the date fixed for redemption. The date fixed for the redemption of the Warrants shall be the Redemption Date.

         (d) Termination of Right to Exercise Warrants. Any right to exercise Warrants shall terminate at 5:00 P.M. (New York time) on the Redemption Date. On and after the Redemption Date, the Holder shall have no further rights except to receive, upon surrender of his Warrants, the Redemption Price.

         (e) Delivery of Redemption Price and Expiration of Warrants. From and after the date specified for redemption, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the Holder of one or more Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of the Holder a sum in cash equal to the Redemption Price of each such Warrant. From and after the Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem all of the Warrants called for redemption, such Warrants shall expire and become void and all rights hereunder, except the right to receive payment of the Redemption Price, shall cease.

6.       Covenants of the Company.
         ------------------------

The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall, at the time of delivery thereof, be duly and validly issued and fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, and that upon issuance such shares shall be listed on each securities exchange, if any, on which the other shares of outstanding Common Stock of the Company are then listed.

7.       Amendments.
         ----------

This Warrant shall not be amended, modified or revoked except by agreement in writing, signed by the Company and the Holder.

8.       Governing Law.
         -------------

The Warrants shall be governed by the laws of the State of New York.

Date:                , 200_                CAREERENGINE NETWORK, INC.
         ------------


      [CORPORATE SEAL]
                                      By:
                                         --------------------------------------
                                         George W. Benoit, President


                                         --------------------------------------

Countersigned:

         REGISTRAR AND TRANSFER COMPANY,
                  Warrant Agent

By:
    ----------------------------------------------
              Authorized Officer

                                SUBSCRIPTION FORM
       To Be Executed by the Holder in Order to Exercise Class B Warrants

The undersigned Holder hereby irrevocably elects to exercise the Warrants, and to purchase the __________ shares of Common Stock issuable upon the exercise thereof, and requests that certificates for such shares shall be issued in the name of

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                   ------------------------------------------
                   ------------------------------------------
                   ------------------------------------------
                    [please print or type name and address]


and be delivered to

                   ------------------------------------------
                   ------------------------------------------
                   ------------------------------------------
                    [please print or type name and address]


and if such number of shares of Common Stock shall not be all the shares issuable upon the exercise of the Warrants, that new Warrants exercisable for the balance of the shares issuable upon the exercise of the Warrants be delivered to the Holder at the address stated below.

Dated:                               X
        -------------------           ------------------------------------------

                                                         Address
                                      ------------------------------------------
                                              Taxpayer Identification Number

                                      ------------------------------------------
                                                 Signature Guaranteed

                                   ASSIGNMENT

                     To Be Executed by the Registered Holder
                           in Order to Assign Warrants

FOR VALUE RECEIVED,_______________________, hereby sells, assigns and transfers unto

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                   ------------------------------------------
                   ------------------------------------------
                   ------------------------------------------
                    [please print or type name and address]


___________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints _____________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:                                    X
      -------------------                 --------------------------------------
                                                  Signature Guaranteed


THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.